Exhibit 10.1

FIRST AMENDMENT TO LOAN AND SERVICING AGREEMENT (this “Amendment”), dated as of March 18, 2025 (the “Amendment Date”), among APCF FUNDING SPV LLC, as borrower (the “Borrower”), MORGAN STANLEY BANK, N.A., as lender (the “Lender”), MORGAN STANLEY SENIOR FUNDING, INC., as administrative agent (the “Administrative Agent”) and ANTARES PRIVATE CREDIT FUND, as servicer (the “Servicer”).

WHEREAS, the parties hereto are party to that certain Loan and Servicing Agreement, dated as of November 6, 2024 (as the same may be amended, supplemented or otherwise modified in accordance with the terms thereof, the “Loan and Servicing Agreement”), by and among the Borrower, the Servicer, Antares Private Credit Fund as the Transferor, the Administrative Agent, the Lender, each subsidiary party thereto, U.S. Bank Trust Company, National Association as the Collateral Agent and U.S. Bank National Association as the Collateral Custodian and the Account Bank providing, among other things, for the making and the administration of advances by the Lender to the Borrower; and WHEREAS, the parties hereto desire to amend certain provisions of the Loan and Servicing Agreement, in accordance with Section 12.01 thereof and subject to the terms and conditions set forth herein.

NOW THEREFORE, in consideration of the foregoing premises and the mutual agreements contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound, hereby agree as follows:

ARTICLE I

Definitions

Section 1.1.          Defined Terms. Terms used but not defined herein have the respective meanings given to such terms in the Loan and Servicing Agreement.

ARTICLE II

Amendments to Loan and Servicing Agreement

Section 2.1.          As of the Amendment Date, the Loan and Servicing Agreement is hereby amended to delete the stricken text (indicated textually in the same manner as the following example: ~~stricken text~~) and to add the bold and double-underlined text (indicated textually in the same manner as the following example: bold and double-underlined text) as set forth on the pages of the Loan and Servicing Agreement attached as Appendix A hereto.

ARTICLE III

Representations and Warranties

Section 3.1.          The Borrower and the Servicer hereby represent and warrant to the Administrative Agent and the Lenders that, as of the Amendment Date, (i) no Unmatured Event of Default, Event of Default or Servicer Default has occurred and is continuing and (ii) the representations and warranties of the Borrower and the Servicer contained in the Loan and Servicing Agreement are true and correct in all material respects on and as of such day.

ARTICLE IV

Conditions Precedent

Section 4.1.          This Amendment shall become effective as of the Amendment Date upon the satisfaction of the following conditions:

(a)             the execution and delivery of this Amendment by each party hereto;

(b)             receipt by the Administrative Agent of a legal opinion of counsel for the Borrower, the Servicer and the Transferor in form and substance reasonably satisfactory to the Administrative Agent covering such matters as the Administrative Agent may reasonably request;

(c)             receipt by the Administrative Agent of a good standing certificate for each of the Borrower, the Servicer and the Transferor issued by the applicable office body of its jurisdiction of organization and a certified copy of the resolutions of each of the Borrower, the Servicer and the Transferor approving this Amendment and the transactions contemplated hereby, certified by its secretary or assistant secretary or other authorized officer; and

(d)             the payment by the Borrower in immediately available funds of any fees (including reasonable and documented fees, disbursements and other charges of outside counsel to the Administrative Agent) to be received on the Amendment Date.

ARTICLE V

Miscellaneous

Section 5.1.          Governing Law. THIS AMENDMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES UNDER THIS AMENDMENT SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK WITHOUT REGARD TO CONFLICT OF LAWS PRINCIPLES THEREOF (OTHER THAN SECTIONS 5-1401 AND 5-1402 OF THE NEW YORK GENERAL OBLIGATIONS LAW).

Section 5.2.          Severability Clause. In case any provision in this Amendment shall be invalid, illegal or unenforceable, the validity, legality, and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

Section 5.3.          Ratification. Except as expressly amended hereby, the Loan and Servicing Agreement is in all respects ratified and confirmed and all the terms, conditions and provisions thereof shall remain in full force and effect. This Amendment shall form a part of the Loan and Servicing Agreement for all purposes.

Section 5.4.          Counterparts. The parties hereto may sign one or more copies of this Amendment in counterparts, all of which together shall constitute one and the same agreement. Delivery of an executed signature page of this Amendment by email transmission shall be effective as delivery of a manually executed counterpart hereof.

Section 5.5.          Headings. The headings of the Articles and Sections in this Amendment are for convenience of reference only and shall not be deemed to alter or affect the meaning or interpretation of any provisions hereof.

2

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed as of the Amendment Date.

BORROWER:

APCF FUNDING SPV LLC

By: Antares Private Credit Fund, its manager

By:	/s/ Steven Rubinstein
Name: Steven Rubinstein
Title: Vice President

[Signature Page to First Amendment to LSA]

SERVICER:

ANTARES PRIVATE CREDIT FUND

By:	/s/ Steven Rubinstein
Name: Steven Rubinstein
Title: Vice President

[Signature Page to First Amendment to LSA]

ADMINISTRATIVE AGENT:

MORGAN STANLEY SENIOR FUNDING, INC.

By:	/s/ Tyler Stypinski
Name: Tyler Stypinski
Title: Authorized Signatory

[Signature Page to First Amendment to LSA]

LENDER:

MORGAN STANLEY BANK, N.A.

By:	/s/ Keenan McBride
Name: Keenan McBride
Title: Authorized Signatory

[Signature Page to First Amendment to LSA]

Appendix A

[Attached]

Conformed through First Amendment dated March 18, 2025

Up to U.S. $~~500,000,000~~1,000,000,000

LOAN AND SERVICING AGREEMENT

Dated as of November 6, 2024

among

APCF FUNDING SPV LLC,
as the Borrower

ANTARES PRIVATE CREDIT FUND,
as the Transferor

ANTARES PRIVATE CREDIT FUND,
as the Servicer

MORGAN STANLEY SENIOR FUNDING, INC.,
as the Administrative Agent

EACH OF THE LENDERS FROM TIME TO TIME PARTY HERETO,
as the Lenders

U.S. BANK TRUST COMPANY, NATIONAL ASSOCIATION,
as the Collateral Agent

and

U.S. BANK NATIONAL ASSOCIATION,
as the Account Bank and the Collateral Custodian

TABLE OF CONTENTS

Page

ARTICLE I DEFINITIONS	2

Section 1.01 Certain Defined Terms.	2
Section 1.02 Other Terms.	~~76~~77
Section 1.03 Computation of Time Periods.	77
Section 1.04 Interpretation.	77
Section 1.05 Rates.	79
Section 1.06 Currency Conversion.	~~79~~80

ARTICLE II THE FACILITY	80

Section 2.01 Advances; I/O Notional Loan.	80
Section 2.02 Procedure for Advances.	81
Section 2.03 Determination of Yield.	~~82~~83
Section 2.04 Remittance Procedures.	~~82~~83
Section 2.05 Instructions to the Collateral Agent and the Account Bank.	87
Section 2.06 Borrowing Base Deficiency Payments.	88
Section 2.07 Sale of Loan Assets; Affiliate Transactions.	89
Section 2.08 Payments and Computations, Etc.	95
Section 2.09 Unused Fee.	~~95~~96
Section 2.10 Increased Costs; Capital Adequacy; Compensation for Losses.	96
Section 2.11 Taxes.	~~97~~98
Section 2.12 Grant of a Security Interest; Collateral Assignment of Agreements.	~~101~~102
Section 2.13 Evidence of Debt.	~~102~~103
Section 2.14 Release of Loan Assets.	103
Section 2.15 Treatment of Amounts Received by the Borrower.	103
Section 2.16 Prepayment; Termination; Reduction.	~~103~~104
Section 2.17 Collections and Allocations.	~~104~~105
Section 2.18 Reinvestment of Principal Collections and Interest Collections.	107
Section 2.19 Defaulting Lenders.	~~107~~108
Section 2.20 Incremental Facilities.	~~109~~110

ARTICLE III CONDITIONS PRECEDENT	~~110~~111

Section 3.01 Conditions Precedent to Effectiveness.	~~110~~111
Section 3.02 Conditions Precedent to All Advances.	112
Section 3.03 Advances Do Not Constitute a Waiver.	114
Section 3.04 Conditions to Acquisition of Loan Assets.	114

ARTICLE IV REPRESENTATIONS AND WARRANTIES	~~115~~116

Section 4.01 Representations and Warranties of the Borrower.	~~115~~116
Section 4.02 Representations and Warranties of the Borrower Relating to this Agreement and the Collateral.	123124
Section 4.03 Representations and Warranties of the Servicer.	~~124~~125
Section 4.04 Representations and Warranties of the Collateral Agent.	~~128~~129
Section 4.05 Representations and Warranties of the Collateral Custodian.	129

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-ii-

-iii-

(d)           not more than 10.0% of the Concentration Denominator may consist of Eligible Loan Assets that are FLLO Loans;

(e)           not more than 5.0% of the Concentration Denominator may consist of Eligible Loan Assets that are Second Lien Loans;

(f)            not more than 5.0% of the Concentration Denominator may consist of Eligible Loan Assets that are fixed rate Loan Assets;

(g)           not more than 20.0% of the Concentration Denominator may consist of Eligible Loan Assets that are Cov-Lite Loan Assets issued by any Obligor that has a most recently reported EBITDA as of the Cut-Off Date of less than $75,000,000;

(h)           not more than 35.0% of the Concentration Denominator may consist of Eligible Loan Assets with a Senior Leverage Ratio of greater than 6.50:1.00 as of the Cut-off Date (or greater than 7.00:1.00 as of the Cut-off Date with respect to the “Software” Industry Classification);

(i)             not more than (i) from the Closing Date until the twelve month anniversary of the Closing Date, 25.0% and (ii) thereafter, 35.0% of the Concentration Denominator may consist of Eligible Loan Assets that are denominated in an Eligible Currency other than Dollars;

(j)             not more than 35.0% of the Concentration Denominator may consist of Eligible Loan Assets that are domiciled in an Eligible Country other than the United States;

(k)            not more than 10.0% of the Concentration Denominator may consist of Eligible Loan Assets that are Recurring Revenue Loans;

(l)             not more than ~~17.5~~30.0% of the Concentration Denominator may consist of Eligible Loan Assets that are PIK Loan Assets (other than any PIK Loan Asset that has a Minimum Cash Spread of at least 3.5% and such spread is payable at least quarterly);

(m)           not more than ~~7.5~~10.0% of the Concentration Denominator may consist of Eligible Loan Assets that are Amended PIK Loan Assets;

(n)            not more than 15.0% of the Concentration Denominator may consist of Eligible Loan Assets other than Recurring Revenue Loans that are issued by an Obligor that has an EBITDA of less than $25,000,000 and greater than or equal to $10,000,000 as of the Cut-off Date; and

(o)            not more than 35.0% of the Concentration Denominator may consist of Eligible Loan Assets that are Broadly Syndicated Loans.

“Excluded Amounts” means (a) any amount received in the Collection Account with respect to any Loan Asset included as part of the Collateral, which amount is attributable to the payment of any Tax, fee or other charge imposed by any Governmental Authority on such Loan Asset or on any Related Collateral and (b) any amount received in the Collection Account or other Controlled Account representing (i) a reimbursement of insurance premiums, (ii) any escrows relating to Taxes, insurance and other amounts in connection with Loan Assets which are held in an escrow account for the benefit of the Obligor and the secured party pursuant to escrow arrangements under the Underlying Instruments, (iii) amounts received in the Collection Account with respect to any Loan Asset retransferred or substituted for upon the occurrence of a Warranty Breach Event or that is otherwise replaced by a Substitute Eligible Loan Asset, or that is otherwise sold or transferred by the Borrower pursuant to Section 2.07, to the extent such amount is attributable to a time after the effective date of such replacement or sale, (iv) any interest accruing on a Loan Asset prior to the related Cut-Off Date that was not purchased by the Borrower and is for the account of the Person from whom the Borrower purchased such Loan Asset, and (v) amounts deposited into the Collection Account in error.

“Excluded Taxes” means (a) Taxes imposed on or measured by the Recipient’s net income (however denominated), franchise Taxes imposed on the Recipient, and branch profits Taxes imposed on the Recipient, in each case, (i) by the jurisdiction (or any political subdivision thereof) under the laws of which such Recipient is organized or in which its principal office is located or, in the case of any Lender, in which its applicable lending office is located or (ii) as the result of any other present or former connection between such Recipient and the jurisdiction imposing such Tax (other than connections arising from such Recipient having executed, delivered, become a party to, performed its obligations under, received payments under, received or perfected a security interest under, engaged in any other transaction pursuant to or enforced any Transaction Document, or sold or assigned an interest in any Transaction Document), (b) in the case of any Lender, U.S. federal withholding Taxes imposed on amounts payable to or for the account of such Lender pursuant to a law in effect on the date on which (i) such Lender becomes a party hereto or (ii) such Lender changes its lending office, except in each case to the extent that, pursuant to Section 2.11, amounts with respect to such Taxes were payable either to such Lender’s assignor immediately before such Lender became a party hereto or to such Lender immediately before it changed its lending office, (c) Taxes attributable to such Recipient’s failure to comply with Section 2.11(g), and (d) any withholding Taxes imposed under FATCA.

“Exercise Notice” has the meaning assigned to that term in Section 7.03.

“Exercise Notice Purchase Price” has the meaning assigned to that term in Section 7.03.

“Facility Amount” means the aggregate Commitments as then in effect, which on the First Amendment Closing Date shall be $~~500,000,000~~1,000,000,000, as such amount may be increased pursuant to Section 2.20 or reduced pursuant to Section 2.16(b); provided that, at all times during the Amortization Period, the Facility Amount shall mean the aggregate Advances Outstanding at such time.

“Facility Maturity Date” means the earliest of (a) the Business Day designated by the Borrower to the Lender pursuant to Section 2.16(b) to terminate this Agreement, (b) the Stated Maturity or (c) the date on which the Facility Maturity Date is declared (or is deemed to have occurred automatically) pursuant to Section 7.01.

“FATCA” means Sections 1471 through 1474 of the Code (or any amended or successor versions of Sections 1471 through 1474 of the Code that are substantively comparable and not materially more onerous to comply with), as of the date of this Agreement, and any current or future regulations or official interpretations thereof, any agreement entered into pursuant to Section 1471(b)(1) of the Code (or any amended or successor version described above).

“Federal Reserve Bank of New York’s Website” means the website of the Federal Reserve Bank of New York at http://www.newyorkfed.org, or any successor source.

“Fees” means (a) the Unused Fee, (b) the fees payable to the Administrative Agent pursuant to the terms of the Administrative Agent Fee Letter and (c) the fees payable to each Lender pursuant to the terms of any Lender Fee Letter.

“Financial Asset” has the meaning specified in Section 8-102(a)(9) of the UCC.

“First Amendment Closing Date” means March 18, 2025.

“First Lien Loan” means any Loan Asset (a) that is secured by a valid and perfected first priority Lien on substantially all of the Obligor’s assets constituting Related Collateral, subject to any Permitted Working Capital Facilities and any expressly permitted Liens under the Underlying Instrument for such Loan Asset or such comparable definition if “permitted liens” is not defined therein, (b) that provides that the payment obligation of the Obligor on such Loan Asset is either senior to, or pari passu with, and is not (and cannot by its terms become) subordinate in right of payment to all other Indebtedness of such Obligor, (c) for which Liens on the Related Collateral securing any other outstanding Indebtedness of the Obligor (excluding Permitted Working Capital Facilities and expressly permitted Liens described in clause (a) above but including Liens securing Second Lien Loans) are expressly subject to and contractually or structurally subordinate to the priority Liens securing such First Lien Loan, (d) that the Servicer determines in accordance with the Servicing Standard that the value (or the enterprise value) of the Related Collateral securing the Loan Asset on or about the time of origination equals or exceeds the Outstanding Balance of the Loan Asset plus the aggregate outstanding balances of all other Indebtedness of equal seniority secured by the same Related Collateral, and (e) that is not a Second Lien Loan, Recurring Revenue Loan or FLLO Loan.

“FLLO Loan” means any Loan Asset that satisfies all of the requirements set forth in the definition of “First Lien Loan” (without regard to clause (e) of the definition thereof) except that, at any time prior to and/or after an event of default under the Underlying Instrument, such Loan Asset will be paid after one or more tranches of First Lien Loans issued by the Obligor have been paid in full in accordance with a specified waterfall or other priority of payments as specified in the Underlying Instrument, an agreement among lenders or other

“Measurement Date” means each of the following dates: (a) the Closing Date; (b) each Determination Date; (c) the date as of which an Advance is requested; (d) no later than three Business Days after the date as of which the Borrower obtains actual knowledge that the Assigned Value of any Loan Asset has been adjusted; (e) the date as of which a Borrowing Base Deficiency occurs; (f) the date on which any Restricted Junior Payment is made; and (g) the date as of which any Loan Asset is first included in the Borrowing Base.

“Minimum Cash Spread” means, with respect to any PIK Loan Asset (i) which is a floating rate Loan Asset, the minimum contractual required per annum applicable margin (excluding the related benchmark or index rate) at which it must pay interest in cash as set forth in the related Underlying Instruments and (ii) which is a fixed rate Loan Asset, the minimum contractual required per annum rate at which it must pay interest in cash as set forth in the related Underlying Instruments minus the current Benchmark as of any date of determination in the Eligible Currency of such fixed rate Loan Asset. By way of illustration, if a floating rate Loan Asset bears interest at Term SOFR plus an applicable margin of 6.00% per annum, and the related Obligor has the right to elect to defer or capitalize interest under the Underlying Instrument up to 2.50% of the applicable margin component of such interest for any interest period (plus any required step-up to such applicable margin), then the Minimum Cash Spread with respect to such Loan Asset shall be 3.50% per annum. By way of further illustration, if a fixed rate Loan Asset that is a PIK Loan Asset bears interest at an applicable fixed rate of 9.00% per annum, the applicable current Benchmark is 3.00% per annum, and the related Obligor has the right to elect to defer or capitalize interest up to 2.50% of such interest for any interest period, then the Minimum Cash Spread with respect to such Loan Asset shall be 3.50% per annum.

“Minimum Utilization” means (i) on any day (a) ~~during~~prior to the ~~Ramp Up Period~~twelve (12) month anniversary of the Closing Date, 0%, (b) ~~on any day~~ following the ~~Ramp Up Period~~twelve (12) month anniversary of the Closing Date and prior to the twelve (12) month anniversary of the First Amendment Closing Date, 32.5% of the Facility Amount, (c)  following the twelve (12) month anniversary of the First Amendment Closing Date and prior to June 30, 2026, 48.75% of the Facility Amount and (d) following June 30, 2026 and prior to the end of the Revolving Period, 65% of the Facility Amount; provided that any New Commitments shall be included in the Facility Amount calculation for this clause (~~b~~i) twelve (12) months after the related Increased Amount Date, and (~~c~~ii) at all other times, the Advances Outstanding.

“Moody’s” means Moody’s Investors Service, Inc. (or its successors in interest).

“Morgan Stanley” means Morgan Stanley Bank, N.A., and its successors and assigns.

“Multiemployer Plan” means a “multiemployer plan” as defined in Section 4001(a)(3) of ERISA to which the applicable Person or any ERISA Affiliate of that Person contributed or had any obligation to contribute, or with respect to which such Person or ERISA Affiliate has any liability (whether actual or contingent) under Title IV of ERISA or under Section 412 of the Code.

“Unmatured Event of Default” means any event that, if it continues uncured, will, with lapse of time, notice or lapse of time and notice, constitute an Event of Default.

“Unrestricted Cash” means, (a) with respect to any Loan Asset, the meaning of “Unrestricted Cash” or any comparable definition in the Underlying Instruments for the applicable Loan Asset and (b) in any case that “Unrestricted Cash” or such comparable definition is not defined in such Underlying Instruments or otherwise as applicable in this Agreement, cash and cash equivalents of the applicable Person available for use for general corporate purposes and not held in any reserve account or legally or contractually restricted for any particular purposes or uses.

“Unused Fee” has the meaning assigned to that term in Section 2.09.

“Unused Fee Rate” means a rate equal to (i) with respect to the aggregate Commitments in effect as of the Closing Date, (a) from the Closing Date until the six month anniversary of the Closing Date, 0.25% per annum and (b) thereafter, 0.50% per annum, (ii)  with respect to the aggregate New Commitments in an amount equal to $250,000,000 in effect as of the First Amendment Closing Date, (a) from the First Amendment Closing Date until the six month anniversary of the First Amendment Closing Date, 0.25% per annum and (b) thereafter, 0.50% per annum, (iii) with respect to the aggregate New Commitments in an amount equal to $250,000,000 in effect as of the First Amendment Closing Date, (a) from the First Amendment Closing Date until June 30, 2025, 0.00% per annum, (b) from June 30, 2025 until December 30, 2025, 0.25% per annum and (b) thereafter, 0.50% per annum and (~~ii~~iv) with respect to any New Commitments not described in the foregoing clauses (ii) and (iii), (a) from any other Increased Amount Date until the six month anniversary of ~~the~~such Increased Amount Date, 0.25% per annum and (b) thereafter, 0.50% per annum. For purposes of calculating the Unused Fee Rate, any Advances outstanding will be attributed first to the Commitments in effect as of the Closing Date until Advances are equal to $500,000,000, then Advances outstanding above $500,000,00 and up to $750,000,000 will be attributed to the New Commitments in clause (ii) above, and lastly Advances outstanding above $750,000,000 will be attributed to the New Commitments in clause (iii) above.

“Value Adjustment Event” means, with respect to any Loan Asset, the occurrence of any one or more of the following events after the related Cut-Off Date:

(a)           (i) with respect to any Loan Asset, the Cash Interest Coverage Ratio with respect to such Loan Asset as of the most recent date reported under the Underlying Instrument decreases either (x) to less than 1.15:1.00 or (y) (A) to less than 1.50:1.00 and (B) by more than 20.0% from the Cash Interest Coverage Ratio as calculated on the applicable Cut-Off Date; (ii) with respect to any Loan Asset, (x) the Total Leverage Ratio (or Senior Leverage Ratio with respect to First Lien Loans) with respect to such Loan Asset on any date reported under the Underlying Instrument is greater than 4.00:1.00 and increases by more than 1.00:1.00 from the same Total Leverage Ratio (or Senior Leverage Ratio with respect to First Lien Loans) as calculated on the applicable Cut-Off Date or the date on which the last Value Adjustment Event pursuant to this clause (ii); or (iii) in the case of any Recurring Revenue Loan, the Debt-to-Recurring-Revenue Ratio

ANNEX A

Lender	Commitment	I/O Notional Loan Amount	I/O Notional Loan Lender Percentage
Morgan Stanley Bank, N.A.	$~~500,000,000~~ 1,000,000,000	$~~500,000,000~~ 1,000,000,000	100%
Total	$~~500,000,000~~ 1,000,000,000	$~~500,000,000~~ 1,000,000,000	100%

Annex A-1